EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-221981 on Form S-8 of Luther Burbank Corporation and Subsidiaries of our report dated March 11, 2020, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe LLP

Sacramento, California
March 11, 2020